Exhibit 99.1

BRIGHT HEALTH GROUP REPORTS THIRD QUARTER 2022 RESULTS

•Revenue of $1.6 billion, up 51.3% from Q3'21, GAAP Net Loss of $259.4 million, Adjusted EBITDA Loss of $82.9 million
•Q2’22 Enterprise Medical Cost Ratio of 90.6%, a strong improvement from the prior year
•Lowering Full Year 2022 Enterprise Medical Cost Ratio guidance range to 90% to 92%
•Positively revising Full Year 2022 Adjusted EBITDA loss guidance range to $550 to $700 million

MINNEAPOLIS, MN (November 9, 2022) (BUSINESSWIRE) – Bright Health Group, Inc. (“Bright Health Group” or the “Company”) (NYSE: BHG), the technology enabled, value-driven healthcare company serving aging and underserved consumers with unmet clinical needs, today reported financial results for its third quarter ended September 30, 2022.

“Bright Health Group continued to deliver against our financial targets in the Third Quarter and we have confidence in our improved guidance for the year,” said Mike Mikan, President and CEO of Bright Health Group. “Our Medicare Advantage and NeueHealth businesses continued to outperform our expectations in the quarter. With our strengthened capital position and transition to a more focused business model, we expect to reach Adjusted EBITDA profitability in 2023 and continue to drive our differentiated Fully Aligned Care Model.”

Key Metrics

	As of September 30,
	2022	2021
Consumer and Patient Metrics
Bright HealthCare Commercial Consumers	1,025,000	600,000
Medicare Advantage Consumers	125,000	110,000
NeueHealth Value-Based Patients	520,000	170,000

	Three Months Ended		Nine Months Ended
($ in thousands)	September 30,		September 30,
	2022	2021	2022	2021
Financial Metrics
Revenue	$1,632,292	$1,078,657	$5,044,495	$3,067,055
Medical Cost Ratio (1)	90.6%	103.0%	87.9%	90.3%
Operating Cost Ratio	18.2%	28.7%	22.3%	25.4%
GAAP Net Loss (2)	$(259,361)	$(296,722)	$(691,320)	$(364,990)
Adjusted EBITDA (non-GAAP)	$(82,929)	$(292,176)	$(352,620)	$(399,769)

(1)Medical Cost Ratio for the three months ended September 30, 2022 and 2021, include a 140 basis point and 540 basis point, respectively, unfavorable impact from COVID-19 related costs. Medical Cost Ratio for the six months ended September 30, 2022 and 2021, include a 200 basis point and 420 basis point, respectively, unfavorable impact from COVID-19 related costs.
(2)GAAP Net Loss for the three months ended September 30, 2022 includes Goodwill impairment of $74.2 million and Intangibles Assets impairment of $42.6 million. GAAP Net Loss for the nine months ended September 30, 2022 includes Goodwill impairment of $74.2 million and Intangibles Assets impairment of $49.3 million. The Goodwill and Intangible Assets impairments are primarily due to macro and strategic factors.

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measure used in the table above.

Financial Outlook

For full year 2022, Bright Health Group is providing the following guidance and commentary:

•Bright Health Group’s total Revenue is expected to be $6.8 billion with an expected enterprise Medical Cost Ratio between 90% and 92%.
•On a segment basis, Bright HealthCare combined Commercial and Medicare Advantage end-of-year membership is expected to be over 1,000,000, while NeueHealth Revenue is expected to be approximately $2.2 billion.
•Intercompany Revenue elimination, comprised of payments from Bright HealthCare to NeueHealth for managing patient care and for network services, is expected to be approximately $1.2 billion.
•Adjusted EBITDA for 2022 is expected to be a loss of between $500.0 million and $700.0 million†.

Earnings Conference Call

As previously announced, Bright Health Group will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. Bright Health Group will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.brighthealthgroup.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed November 9, 2022, can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About Bright Health Group

Bright Health Group is a technology enabled, value-driven healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our Fully Aligned Care Model in Florida, Texas and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Notes

† A reconciliation of the projected Adjusted EBITDA, which is a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as interest expense, income tax expense, depreciation and amortization, impairment of goodwill or intangible assets, share-based compensation expense, transaction costs, changes in the fair value of contingent consideration, changes in the fair value of equity securities, contract termination costs, restructuring costs; and the tax effect of all such items. Historically, the Company has excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to quickly and efficiently wind down our IFP businesses and MA businesses outside of California; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our ability to obtain and accurately assess, code, and report Individual and Family Plan and Medicare Advantage risk adjustment factor scores for consumers; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into Direct Contracting; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
Stephen Hagan
IR@brighthealthgroup.com

Media Contact:
media@brighthealthgroup.com

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,605,525	$1,061,179
Short-term investments	299,897	193,835
Accounts receivable, net of allowance of $7,129 and $4,074, respectively	120,489	113,474
Direct contracting performance year receivable	234,776	—
Prepaids and other current assets	377,214	291,712
Total current assets	2,637,901	1,660,200
Other assets:
Long-term investments	865,677	675,192
Property, equipment and capitalized software, net	47,938	38,344
Goodwill	761,285	835,140
Intangible assets, net	263,265	343,860
Other non-current assets	36,061	45,603
Total other assets	1,974,226	1,938,139
Total assets	$4,612,127	$3,598,339
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$975,126	$817,975
Accounts payable	111,272	118,140
Unearned revenue	195,892	53,295
Risk adjustment payable	1,308,959	931,170
Direct contracting performance year obligation	155,145	—
Short-term borrowings	303,947	155,000
Other current liabilities	201,014	207,238
Total current liabilities	3,251,355	2,282,818
Other liabilities	33,121	41,994
Total liabilities	3,284,476	2,324,812
Commitments and contingencies (Note 11)
Redeemable noncontrolling interests	211,026	128,407
Series A redeemable preferred stock, $0.0001 par value; 100,000,000 shares authorized in 2022 and 2021; 750,000 and — shares issued and outstanding in 2022 and 2021, respectively	747,481	—
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized in 2022 and 2021; 629,915,081 and 628,622,872 shares issued and outstanding in 2022 and 2021, respectively	63	63
Additional paid-in capital	2,939,820	2,861,243
Accumulated deficit	(2,476,822)	(1,700,851)
Accumulated other comprehensive loss	(81,917)	(3,335)
Treasury Stock	(12,000)	(12,000)
Total shareholders’ equity (deficit)	369,144	1,145,120
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$4,612,127	$3,598,339

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Premium revenue	$1,463,011	$1,020,233	$4,580,790	$2,922,950
Direct contracting revenue	145,433	—	465,435	—
Service revenue	12,117	11,079	37,390	31,602
Investment income (loss)	11,731	47,345	(39,120)	112,503
Total revenue	1,632,292	1,078,657	5,044,495	3,067,055
Operating expenses:
Medical costs	1,456,862	1,050,943	4,435,624	2,640,143
Operating costs	297,445	309,790	1,122,964	779,090
Goodwill impairment	74,165	—	74,165	—
Intangible assets impairment	42,611	—	49,331	—
Depreciation and amortization	13,904	14,205	40,173	25,981
Total operating expenses	1,884,987	1,374,938	5,722,257	3,445,214
Operating loss	(252,695)	(296,281)	(677,762)	(378,159)
Interest expense	4,905	1,594	6,435	6,282
Other income	(2)	(1,226)	(784)	(1,226)
Loss before income taxes	(257,598)	(296,649)	(683,413)	(383,215)
Income tax (benefit) expense	1,763	73	7,907	(18,225)
Net loss	(259,361)	(296,722)	(691,320)	(364,990)
Net earnings attributable to noncontrolling interests	(46,710)	(3,942)	(84,651)	(5,354)
Series A preferred stock dividend accrued	(9,684)	—	(28,083)	—
Net loss attributable to Bright Health Group, Inc. common shareholders	$(315,755)	$(300,664)	$(804,054)	$(370,344)
Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders	$(0.50)	$(0.48)	$(1.28)	$(1.19)
Basic and diluted weighted-average common shares outstanding	629,718	630,378	629,231	312,294

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(691,320)	$(370,344)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	40,173	25,981
Impairment of intangible assets	49,331	—
Impairment of goodwill	74,165	—
Share-based compensation	77,263	43,234
Deferred income taxes	1,590	(17,946)
Unrealized gains on equity securities	58,821	(109,012)
Other, net	9,612	14,555
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(7,015)	(18,683)
Direct contracting performance year receivable	(234,776)	—
Other assets	(77,551)	(86,836)
Medical cost payable	157,151	342,531
Risk adjustment payable	377,789	359,257
Accounts payable and other liabilities	(21,188)	53,853
Unearned revenue	142,597	(3,476)
Direct contracting performance year obligation	155,145	—
Net cash provided by operating activities	111,787	233,114
Cash flows from investing activities:
Purchases of investments	(1,422,025)	(736,838)
Proceeds from sales, paydown, and maturities of investments	980,763	536,110
Purchases of property and equipment	(21,579)	(20,682)
Business acquisitions, net of cash acquired	(310)	(431,718)
Net cash used in investing activities	(463,151)	(653,128)
Cash flows from financing activities:
Net proceeds from short-term borrowings	148,947	—
Proceeds from issuance of preferred stock	747,481	—
Proceeds from issuance of common stock	1,314	10,581
Distributions to noncontrolling interest holders	(2,032)	—
Payments for debt issuance costs	—	(3,391)
Proceeds from IPO	—	887,328
Payments for IPO offering costs	—	(6,686)
Net cash provided by financing activities	895,710	887,832
Net increase in cash and cash equivalents	544,346	467,818
Cash and cash equivalents – beginning of year	$1,061,179	$488,371

Bright Health Group, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

Bright HealthCare - Commercial	Three Months Ended		Nine months ended
($ in thousands)	September 30,		September 30,
Statements of income (loss) data:	2022	2021	2022	2021

Revenue:
Premium revenue	$976,568	$625,926	$3,085,066	$1,930,925
Investment income	6,849	1,058	13,103	3,386
Total revenue	983,417	626,984	3,098,169	1,934,311
Operating costs
Medical costs	896,645	673,679	2,646,265	1,682,380
Operating costs	161,913	181,808	701,374	465,680
Goodwill impairment	4,148	—	4,148	—
Intangible assets impairment	—	—	6,720	—
Depreciation and amortization	—	145	145	290
Total operating costs	1,062,706	855,632	3,358,652	2,148,350
Operating loss	$(79,289)	$(228,648)	$(260,483)	$(214,039)

Medical Cost Ratio (MCR)	91.8%	107.6%	85.8%	87.1%

Medicare Advantage	Three Months Ended		Nine months ended
(in thousands)	September 30,		September 30,
Statements of income (loss) and operating data:	2022	2021	2022	2021

Revenue:
Premium revenue	$408,939	$368,599	$1,258,846	$929,374
Investment income	36	29	83	105
Total revenue	408,975	368,628	1,258,929	929,479
Operating costs
Medical costs	362,527	345,402	1,157,528	905,816
Operating costs	43,291	50,434	127,986	119,111
Goodwill impairment	70,017	—	70,017	—
Depreciation and amortization	4,416	3,781	13,291	9,903
Total operating costs	480,251	399,617	1,368,822	1,034,830
Operating loss	$(71,276)	$(30,989)	$(109,893)	$(105,351)

Medical Cost Ratio (MCR)	88.7%	93.7%	92.0%	97.5%

NeueHealth	Three Months Ended		Nine months ended
(in thousands)	September 30,		September 30,
Statements of income (loss) and operating data:	2022	2021	2022	2021

Revenue:
Premium revenue	$328,135	$156,990	$1,059,597	$221,836
Direct Contracting revenue	145,433	—	465,435	—
Service revenue	23,615	19,556	72,387	54,809
Investment income (loss)	4,846	46,258	(52,306)	109,012
Total revenue	502,029	222,804	1,545,113	385,657
Operating costs
Medical costs	447,604	163,279	1,453,985	211,176
Operating costs	42,448	38,650	133,926	86,008
Intangible assets impairment	42,611	—	42,611	—
Depreciation and amortization	6,913	9,563	20,572	14,362
Total operating costs	539,576	211,492	1,651,094	311,546
Operating loss	$(37,547)	$11,312	$(105,981)	$74,111

Medical Cost Ratio (MCR)	94.5%	104.0%	95.3%	95.2%

Non-GAAP Financial Measures

We use the non-GAAP financial measure Adjusted EBITDA. We define Adjusted EBITDA as Net Loss excluding Interest Expense, Income Taxes, Depreciation and Amortization, adjusted for the impact of impairment of goodwill or intangible assets, acquisition and financing-related transaction costs, share-based compensation, changes in the fair value of contingent consideration, changes in the fair value of equity securities, contract termination costs and restructuring costs. This non-GAAP measure has been presented in this quarterly Earnings Release as a supplemental measure of financial performance that is not required by or presented in accordance with GAAP because we believe it assists management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes this measure is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
Net loss	$(259,361)	$(296,722)	$(691,320)	$(364,990)
Interest expense	4,905	1,594	6,435	6,282
Income tax (benefit) expense	1,763	73	7,907	(18,225)
Depreciation and amortization	13,904	14,205	40,173	25,981
Goodwill impairment	74,165	—	74,165	—
Intangible assets impairment	42,611	—	49,331	—
Transaction costs (a)	7	448	417	5,598
Share-based compensation expense (b)	24,122	24,180	77,263	43,234
Change in fair value of equity securities (c)	12,189	(46,258)	69,340	(109,012)
Change in fair value of contingent consideration (d)	—	304	—	1,363
Contract termination costs (e)	—	10,000	1,241	10,000
Restructuring costs (f)	2,766	—	12,428	—
Adjusted EBITDA	$(82,929)	$(292,176)	$(352,620)	$(399,769)

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to business combinations and certain costs associated with our initial public offering. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(b)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(c)Beginning in 2022, Adjusted EBITDA excludes the impact of changes in unrealized gains and losses on equity securities. The comparable period in 2021 has been recast to exclude changes in unrealized gains and losses on equity securities.
(d)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.
(e)Represents amounts paid for early termination of existing vendor contracts.
(f)Restructuring costs represents severance costs as part of a workforce reduction in 2022 and impairment of capitalized software as a result of our decision to exit the Commercial business for the 2023 plan year.